Exhibit 10.2

                             AMENDMENT 2006A TO THE
                               DIODES INCORPORATED
                        1993 INCENTIVE STOCK OPTION PLAN


            Diodes Incorporated (the "Company") hereby amends the above-named plan (the "Plan") by amending Section 10 thereof to read as follows:

(a) The maximum aggregate total number of shares of Common Stock for which Options in respect thereof may be granted, the number and kind of Shares covered by each outstanding Option, the maximum number of shares of Common Stock that may be sold or awarded to any Participant, and the price per share (but not the total price) subject to each outstanding Option shall be proportionally adjusted to prevent dilution or enlargement of rights under the 1993 ISO Plan for any change in the outstanding Common Stock subject to the 1993 ISO Plan, or subject to any Option, resulting from any stock splits, combination or exchange of shares of Common Stock, consolidation, spin-off or recapitalization of shares of Common Stock or any capital adjustment or transaction similar to the foregoing or any distribution to holders of Common Stock other than regular cash dividends.

(b) The Committee shall make such adjustment in such manner as it may deem equitable and appropriate, subject to compliance with applicable laws. Any determination, substitution or adjustment made by the Committee under this Section shall be conclusive and binding on all persons. Except as expressly provided herein, neither the Company's issuance of shares of stock of any class or securities convertible into shares of stock of any class, nor the conversion of any convertible securities of the Company, shall be treated as a transaction requiring any substitution or adjustment under this Section.

                                    * * * * *

            The Company has caused this Amendment 2006A to the 1993 Incentive Stock Option Plan to be signed on the date indicated below, to be effective as indicated above.


                                                          DIODES INCORPORATED


Dated:  September 22, 2006                                By:  Carl Wertz

                                                          /s/ Carl Wertz

                                                          Its: Secretary